SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K


                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           May 24, 1999
                          Date of Report
                (Date of Earliest Event Reported)

                    GRAYSTONE WORLD WIDE, INC.
      (Exact Name of Registrant as Specified in its Charter)

         Delaware               0-23498                33-0601487
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
       Jurisdiction

                 68 South Main Street, Suite 600
                         Salt Lake City, Utah 84111
             (Address of Principal Executive Offices)


                  Registrant's Telephone Number
                          (801) 364-8378

                          282 S. Main Street, Suite C-D
                           Alpharetta, Georgia 30004
                                   (Former Name or Former Address if changed
Since Last Report)

Item 1.  Changes in Control of Registrant.

         None, not applicable.

Item 2.  Acquisition or Disposition of Assets.

         None, not applicable.

Item 3.  Bankruptcy or Receivership.

         None; not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         None, not applicable.

Item 5.  Other Events.

         Carter Footwear, Inc. and DEL-Line, L.L.C. have brought an action against the Company in the United States District Court for the Middle District of Pennsylvania, Civil Action No. 3-CV-98-2133, styled as Carter Footwear, Inc. and DEL-Line, LLC vs. Graystone World-Wide, Inc., et al. In that action, plaintiffs allege, generally, that the Company and a number of individuals, two corporations and a limited partnership acted together to falsely claim that the Company controlled plaintiffs' assets. Plaintiffs assert that this was accomplished for the purpose of misleading investors. Plaintiffs specifically claim that the failure of plaintiffs and the Company to enter into a final agreement for the purchase of plaintiffs' assets contributed to the alleged endeavor. Based on these allegations, plaintiffs assert claims arising under 18 U.S.C Section 1962(c) and allege that they are entitled to recover approximately $4.6 million plus statutory penalties. Management disputes material factual allegations included in the Complaint and has retained counsel to investigate and evaluate the asserted claims.

Item 6.  Resignations of Directors and Executive Officers.

         None; not applicable.

Item 7.  Financial Statements and Exhibits.

         None; not applicable.

Item 8.  Change in Fiscal Year.

         None; not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         None; not applicable.


                            SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      GRAYSTONE WORLD WIDE, INC.


Date: 6/2/99                          By /s/ David Nelson
                                   Chief Financial Officer,
                                   Secretary/Treasurer and Director